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                                                           Exhibit (21)
Subsidiaries of Eastman Kodak Company
                                                        Organized
Companies Consolidated                                Under Laws of

Eastman Kodak Company                                  New Jersey
  Eastman Kodak International
    Sales Corporation                                  Barbados
  Cinesite, Inc.                                       Delaware
  Laser-Pacific Media Corporation                      Delaware
  PracticeWorks, Inc.                                  Delaware
  FPC, Inc.                                            California
  Qualex Inc.                                          Delaware
    Qualex Canada Photofinishing Inc.                  Canada
  Eastman Gelatine Corporation                         Massachusetts
  Research Systems, Inc.                               Colorado
  ENCAD, Inc.                                          Delaware
  Pakon, Inc.                                          Indiana
  Ofoto, Inc.                                          Delaware
  CustomerFirst service & support, Inc.                Delaware
  AuntMinnie.com, Inc.                                 Delaware
  Eastman Canada Company                               Canada
    Kodak Canada Inc.                                  Canada
  Kodak Argentina S.A.I.C.                             Argentina
  Kodak Chilena S.A. Fotografica                       Chile
  Kodak Panama, Ltd.                                   New York
  Kodak Americas, Ltd.                                 New York
  Kodak Venezuela, S.A.                                Venezuela
  Kodak (Near East), Inc.                              New York
  Kodak (Singapore) Pte. Limited                       Singapore
  Kodak Philippines, Ltd.                              New York
  Kodak Limited                                        England
    Cinesite (Europe) Limited                          England
    Kodak India Limited                                India
    Kodak International Finance Limited                England
  Kodak Polska Sp.zo.o                                 Poland
  Kodak OOO                                            Russia
  Kodak Ireland Limited                                Ireland
  Kodak-Pathe SAS                                      France
  Kodak Verwaltung AG                                  Germany
  Eastman Kodak Holdings B.V.                          Netherlands
    Kodak Brasileira Comercio E Industria Ltda.        Brazil
    Kodak Nederland B.V.                               Netherlands
  Kodak Korea Ltd.                                     South Korea
  Kodak Far East Purchasing Company Inc.               New York
  Kodak New Zealand Limited                            New Zealand
  Kodak (Australasia) Pty. Ltd.                        Australia
  Kodak (South Africa) (Proprietary) Limited           South Africa
  Kodak (Kenya) Limited                                Kenya
  Kodak (Egypt) S.A.E.                                 Egypt
  Kodak (Malaysia) Sdn.Bhd.                            Malaysia
  Kodak (Taiwan) Limited                               Taiwan

                                                           Exhibit (21)
                                                            (Continued)

                                                        Organized
Companies Consolidated                                Under Laws of

Eastman Kodak Company
  Eastman Kodak International Capital
    Company, Inc.                                      Delaware
    Kodak de Mexico S.A. de C.V.                       Mexico
    Kodak Export de Mexico, S. de R.L. de C.V.         Mexico
    Kodak Mexicana, S.A. de C.V.                       Mexico
    N.V. Kodak S.A.                                    Belgium
    Kodak A/S                                          Denmark
    Kodak Norge A/S                                    Norway
    Kodak Societe Anonyme                              Switzerland
    Kodak (Hong Kong) Limited                          Hong Kong
    Kodak (Thailand) Limited                           Thailand
  Kodak Gesellschaft m.b.H.                            Austria
  Kodak Kft.                                           Hungary
  Kodak Oy                                             Finland
  Kodak S.p.A.                                         Italy
  Kodak Portuguesa Limited                             New York
  Kodak, S.A.                                          Spain
  Kodak Nordic AB                                      Sweden
  Eastman Kodak SA                                     Switzerland
  Kodak Japan Ltd.                                     Japan
    K.K. Kodak Information Systems                     Japan
  Kodak Japan Industries Ltd.                          Japan
  Kodak (China) Limited                                Hong Kong
  Kodak Electronic Products (Shanghai) Company
    Limited                                            China
  Kodak (China) Company Limited                        China
  Kodak (Wuxi) Company Limited                         China
  Kodak (Xiamen) Company Limited                       China
  Kodak (China) Investment Company Ltd.                China
  Kodak (Shanghai) International Trading
    Co. Ltd.                                           China
  Shanghai Da Hai Camera Co., Ltd.                     China
  Trophy Radiologie S.A.                               France

Note: Subsidiary Company names are indented under the name of the parent company.